VERB DIRECT, LLC

(formerly Sound COncepts, inc.)

Condensed Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$557,000	$84,000
Accounts receivable, net	1,089,000	974,000
Inventory, net	216,000	123,000
Prepaid expenses	142,000	158,000
Total current assets	2,004,000	1,339,000

Property and equipment, net	58,000	112,000
Right of Use Asset, net	1,282,000	-
Other assets	20,000	20,000
TOTAL ASSETS	$3,364,000	$1,471,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,046,000	$730,000
Accrued expenses, payroll and other current liabilities	103,000	129,000
Customer deposits	463,000	169,000
Deferred revenue	321,000	327,000
Lease liability	220,000	-
Total current liabilities	2,153,000	1,355,000

Long term liabilities:
Lease liability – long term	1,068,000	-
Note payable	-	32,000
TOTAL LIABILITIES	3,221,000	1,387,000

Commitments and contingencies

Stockholders’ Equity:
Common stock, $.001 par value; 129,000 shares authorized; 122,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	486,000	465,000
Treasury stock	(445,000)	(445,000)
Retained earnings	99,000	61,000
TOTAL STOCKHOLDERS’ EQUITY	143,000	84,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,364,000	$1,471,000

The accompanying notes are an integral part of these financial statements.

VERB DIRECT, LLC

(FORMERLY Sound Concepts, inc.)

condensed Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)
Revenue, net	$3,992,000	$2,756,000
Cost of revenue	2,218,000	1,460,000
Gross margin	1,774,000	1,296,000
Operating expenses:
Research and development	691,000	511,000
General and administrative	1,028,000	695,000
Total operating expenses	1,719,000	1,206,000
Income from operations	55,000	90,000

Other expense	(17,000)	(6,000)

Net income	$38,000	$84,000

The accompanying notes are an integral part of these financial statements.

2

VERB DIRECT, LLC

(FORMERLY Sound Concepts, inc.)

Condensed Statements of Stockholders’ Equity

			Additional			Total
I. Three months ended March 31, 2019	Common Stock		Paid-in	Treasury	Retained	Stockholders’
	Shares	Amount	Capital	Stock	Earnings	Equity
Balance—December 31, 2018	122,000	3,000	465,000	(445,000)	61,000	84,000

Fair value of transferred asset to related party			21,000			21,000

Net income					38,000	38,000

Balance—March 31, 2019 (unaudited)	122,000	$3,000	$486,000	$(445,000)	$99,000	$143,000

II. Three months ended March 31, 2018	Common Stock		Additional Paid-in	Treasury	Retained	Total Stockholders’
	Shares	Amount	Capital	Stock	Earnings	Equity
Balance—December 31, 2017	122,000	3,000	465,000	(445,000)	(337,000)	(314,000)

Net income					84,000	84,000

Balance—March 31, 2019 (unaudited)	122,000	$3,000	$465,000	$(445,000)	$(253,000)	$(230,000)

The accompanying notes are an integral part of these financial statements.

3

VERB DIRECT, LLC

(FORMERLY Sound Concepts, Inc.)

Condensed Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38,000	$84,000
Adjustments to reconcile net income to net cash used in operating activities:
Allowance for doubtful accounts	2,000	(11,000)
Inventory reserve	(15,000)	(62,000)
Gain (loss) from disposal of property and equipment	14,000	(20,000)
Depreciation of property and equipment	8,000	8,000
Amortization of Right of Use Assets	61,000	-
Compensation to related party from transfer of asset	21,000	-
Changes in operating assets and liabilities:
Accounts receivable	(117,000)	190,000
Inventory	(78,000)	115,000
Prepaid expenses	16,000	7,000
Other assets	-	1,000
Accounts payable	316,000	(171,000)
Accrued liabilities and payroll	(26,000)	(88,000)
Customer deposits	294,000	118,000
Deferred revenue	(6,000)	151,000
Right of Use Assets - Lease Liability	(55,000)	-
Net cash provided by operating activities	473,000	322,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed assets	32,000	(41,000)
Net cash Provided by (used in) investing activities	32,000	(41,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to related party	-	16,000
Credit line payable	-	3,000
Notes payable	(32,000)	30,000
Net cash provided by (used in) financing activities	(32,000)	49,000

NET INCREASE IN CASH	473,000	330,000
CASH — BEGINNING OF PERIOD	84,000	78,000
CASH — END OF PERIOD	$557,000	$408,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	-	3,000
Non-cash investing and financing activities:
Recording of lease assets and liability upon adoption of ASU 2016-02	$1,343,000	$-

The accompanying notes are an integral part of these financial statements.

4

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 1. Description of Business and Basis of Presentation

Nature of Business

Verb Direct, LLC (the “Company” or “Verb Direct”), formerly Sound Concepts, Inc. (“Sound Concepts”), develops, licenses, and markets a sales and customer relationship management (“CRM”) software platform that is distributed as software as a service (“SaaS”) and is offered on a subscription basis to sales-based enterprises in the direct selling sector, among others. The Company also provides digital marketing and sales support services to the direct sales industry. During the period January through March 2019, and prior to the closing of acquisition of the Company by Verb Technology Company, Inc. (“Verb”), as described more particularly below, management of both companies commenced the integration of all operations of the Company with those of Verb. As part of that integration, Verb Direct’s CRM software platform was fully combined with Verb’s interactive video CRM technology platform and, beginning in January 2019, the sales and marketing teams of Verb and Verb Direct began to operate as a single, integrated organization and began to market the newly combined SaaS platform (the “Verb Platform”) to new and existing clients. Currently, the combined company services approximately 87 clients in the network marketing and affiliate marketing sector, which include Young Living Essential Oils, LC, Isagenix International, LLC, Vasayo, LLC, Nerium International, LLC, Forever Living Products International, LLC, and Seacret Spa, LLC, among many others. The Verb Platform, as configured for the direct sales industry, also provides recruiting tools, sales representative training, and education tools. Additionally, it tracks customer purchases so that management can monitor field activity to evaluate the effectiveness of campaigns and supervise compliance. The Verb Platform is currently in use in over 57 different countries and has more than 576,000 current users. Verb Direct is based in American Fork, Utah, and, as of March 31, 2019, had 92 employees.

Sound Concepts was founded in year 1979. On April 12, 2019, Verb Direct was acquired pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Sound Concepts, NF Merger Sub, Inc. (“Merger Sub 1”), NF Acquisition Company, LLC (“Merger Sub 2”), the then-shareholders of Sound Concepts (the “Shareholders”), the shareholders’ representative, and Verb. Pursuant to the Merger Agreement, Verb Direct was acquired through a two-step merger, consisting of merging Merger 1 Sub with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as Verb’s wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts (as of the closing of the first step, then known as Verb Direct, Inc.) with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Verb Direct, Inc. (Sound Concepts, Inc.) ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as a wholly-owned subsidiary of Verb under the name Verb Direct, LLC.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements are unaudited. These unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2018 filed with the SEC as part of the Registration Statement on Form S-1 of Verb. The condensed consolidated balance sheet as of December 31, 2018 included herein was derived from the audited consolidated financial statements as of that date.

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Use of Estimates

The Company’s financial statements are prepared in conformity with GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the collectability of accounts receivable, inventory obsolescence, valuation of long-term assets, assessment of useful lives and recoverability of long-lived assets, and accruals for potential liabilities, among others. Actual results experienced by the Company may differ from management’s estimates.

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VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution at times may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of up to $250,000.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the year ended December 31, 2018 and for the three months ended March 31, 2019 and 2018:

	Three Months Ended	Three Months Ended	Year Ended
	March 31, 2019	March 31, 2018	December 31, 2018
	Unaudited	Unaudited
Verb Direct’s largest customers are presented below as a percentage of Verb Direct’s aggregate:

Revenue	18% and 10% of revenue, or 28% of revenue in the aggregate	17% of revenue from one customer	11% of revenue from one customer

Accounts receivable	13%, 13% and 11% of accounts receivable, or 37% of accounts receivable in the aggregate	12%, 12% and 11% of accounts receivable, or 35% of accounts receivable in the aggregate	10% and 17% of accounts receivable, or 27% of accounts receivable in the aggregate

Verb Direct’s largest vendors are presented below as a percentage of Verb Direct’s aggregate:

Purchase	10% of purchase from one vendor	None over 10%	12% of purchase from one vendor

Accounts payable	16% and 12% of accounts payable, or 28% of accounts payable in the aggregate	22% of accounts payable to one vendor	16% and 10% of accounts payable, or 26% of accounts payable in the aggregate

6

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

The Company derives its revenue primarily from providing digital marketing and sales support services, from the sale of customized print products and training materials, branded apparel and digital tools, as demanded by its customers. The Company also charges certain customers setup or installation fees for the creation and development of websites and phone application. These fees are accounted as part of deferred revenues and amortized over the estimated life of the agreement. Amounts related to shipping and handling that are billed to customers are reflected as part of revenues, and the related costs are reflected in cost of revenues in the accompanying Statements of Operations.

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

7

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Products sold by the Company are distinctly individual. The products are offered for sale solely as finished goods, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Other than promotional activities, which can vary from time to time but nevertheless are entirely within the Company’s control, contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

Control of products we sell transfers to customers upon shipment from our facilities, and the Company’s performance obligations are satisfied at that time. Shipping and handling activities are performed before the customer obtains control of the goods and, therefore, represent a fulfillment activity rather than promised goods to the customer. Payment for sales are generally made by check, credit card, or wire transfer. Historically, the Company has not experienced any significant payment delays from customers.

The Company allows for returns within 30 days of purchase from end-users. The Company’s customers may return purchased products to the Company under certain circumstances.

Customers setup or installation fees for the creation and development of websites and phone application are recognized as revenues over the estimated subscription period. In addition, certain revenue is recorded based upon stand-alone selling prices and is primarily recognized when the customer uses these services, based on the quantity of services rendered, such as number of customer usage.

Revenues during period ended March 31, 2019 and 2018 were as follows:

	Three Months Ended			Three Months Ended
	March 31, 2019			March 31, 2018
	(Unaudited)			(Unaudited)
	Revenues	Cost of Revenues	Gross Margin	Revenues	Cost of Revenues	Gross Margin
Digital	$1,050,000	$137,000	$913,000	$914,000	$102,000	$812,000
Welcome Kits & Fulfillment	2,265,000	1,475,000	790,000	1,560,000	1,065,000	495,000
Shipping	677,000	606,000	71,000	282,000	293,000	(11,000)
Total	$3,992,000	$2,218,000	$1,774,000	$2,756,000	$1,460,000	$1,296,000

Cost of Revenues

Cost of revenues primarily consists of the purchase price of consumer products, digital content costs, packaging supplies, and customer shipping and handling expenses. Shipping costs to receive products from the Company’s suppliers are included in its inventory and recognized as cost of sales upon sale of products to its customers.

8

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Leases

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

The adoption of ASC 842 on January 1, 2019 resulted in the recognition of operating lease right-of-use assets of, and lease liabilities for, operating leases of approximately $1.3 million. There was no cumulative-effect adjustment to accumulated deficit. See Note 7 for further information regarding the adoption of ASC 842 on the Company’s condensed financial statements.

The Company’s lessor is JMCC Properties, LLC (“JMCC Properties”), which is an entity owned and controlled by the former owners and officers of the Company. During the three months ended March 31, 2019, and 2018, the Company incurred a total of $86,000 and $66,000, respectively, representing the rental expenses of the office building.

There was no outstanding balance to JMCC Properties as of March 31, 2019 and December 31, 2018.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC are not believed by management to have a material impact on the Company’s present or future financial statements.

9

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 3. Accounts Receivable

Accounts receivable, net consisted of the following:

	March 31, 2019	December 31, 2018
	Unaudited
Accounts receivable	$1,120,000	$1,003,000
Less allowance for doubtful accounts	(31,000)	(29,000)
Total accounts receivable, net	$1,089,000	$974,000

Note 4. Inventory

	March 31, 2019	December 31, 2018
	Unaudited
Raw materials	$55,000	$56,000
Finished goods	177,000	98,000
Total inventory	232,000	154,000
Less inventory reserve	(16,000)	(31,000)
Total inventory, net	$216,000	$123,000

10

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 5. Property and Equipment

	March 31, 2019	December 31, 2018
	Unaudited
Computers	$20,000	$20,000
Furniture and fixture	26,000	26,000
Machinery and equipment	141,000	141,000
Software	113,000	113,000
Vehicles	17,000	122,000
Leasehold Improvement	30,000	30,000
Total property and equipment	347,000	452,000
Accumulated Depreciation	(289,000)	(340,000)
Total property and equipment, net	$58,000	$112,000

Depreciation expense for the three months ended March 31, 2019 and 2018 amounted to $8,000 and $8,000, respectively.

During the three months ended March 31, 2019, the Company disposed of a fully depreciated vehicle with a cost of $47,000. The vehicle was transferred to a related party for no consideration. At the date of transfer, the vehicle had an estimated fair market value of $21,000. As a result, the Company recorded an expense of $21,000 to account for the implied compensation to the related party as a result of the transfer. In addition, the Company sold of a vehicle with a cost of $58,000 for $32,000 to a related party that had a net book value of $46,000. As a result of that sale transaction, the Company recognized a loss of $14,000 that is included in general and administrative expenses in the accompanying statements of operations. At the date of disposal, the proceeds received from the related party was greater than the estimated fair market value of the vehicle.

Note 6. Debt

Note Payable

On February 17, 2018, the Company entered into a promissory note with Ally Financial, Inc. for $36,000 for the purchase of a Company vehicle. The note had a 75-month term with recurring monthly payments of principal and interest of $400 with a maturity on June 2024, bears interest at rate of 5.1% per annum and secured by the vehicle purchased by the Company. The balance of the note payable at December 31, 2018 was $32,000. As of March 31, 2019, the note was fully paid.

Credit Line Payable

On December 27, 2016, the Company entered into a financing agreement with a financial institution, Zions National First Bank (ZB, N.A.) (“Zions”), to obtain a line of credit. The financing agreement provided the Company with a revolving credit facility in an aggregate principal amount not to exceed $500,000 at any time outstanding (the “Revolving Line”).

The Revolving Line is secured by all of the Company’s assets, bears average interest rate of 5% per annum, matures every anniversary but automatically renews for additional one-year periods until terminated by the parties. The Revolving Line matured on December 27, 2018. On February 18, 2019, the parties entered into a Change in Term Agreement, which extended the maturity date from December 27, 2018 to May 30, 2020.

As of March 31, 2019, and December 31, 2018, there was no outstanding borrowings.

11

VERB DIRECT, LLC

(FORMERLY sound concepts, inc.)

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

Note 7. Right of Use Assets and Liabilities

Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods. The adoption of ASC 842 on January 1, 2019 resulted in the recognition of operating lease right-of-use assets of and, lease liabilities for operating lease of $1,282,000 and $1,244,000, respectively. There was no cumulative-effect adjustment to retained earnings.

Three Months Ended
March 31, 2019
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$85,000

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the first quarter 2019	$—
Weighted average remaining lease term – operating leases (in years)	4.3
Average discount rate – operating leases	8.5%

At March 31, 2019
Operating leases
Long-term right-of-use assets	$1,282,000

Short-term operating lease liabilities	$220,000
Long-term operating lease liabilities	1,068,000
Total operating lease liabilities	$1,244,000

Year Ending	Operating Leases
2019 (remaining 9 months)	$224,000
2020	348,000
2021	341,000
2022	304,000
2023	313,000
Total lease payments
Less: Imputed interest/present value discount	(286,000)
Present value of lease liabilities	$1,244,000

The Company’s lessor is JMCC Properties, which is an entity owned and controlled by the former owners and officers of the Company. During the three months ended March 31, 2019 and 2018, the Company incurred a total of $86,000 and $66,000, respectively, representing the rental expenses of the office building.

There was no outstanding balance to JMCC Properties as of March 31, 2019 and December 31, 2018.

Note 8. Subsequent Events

Acquisition

On April 12, 2019, the Company was acquired by Verb. Pursuant to the Merger Agreement, Verb acquired the Company through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as Verb’s wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts (as of the closing of the first step, then known as Verb Direct, Inc.) with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Verb Direct, Inc. (Sound Concepts) ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as the wholly-owned subsidiary under the name Verb Direct, LLC. On the terms and subject to the conditions set forth in the Merger Agreement, at closing, each share of the Company’s capital stock issued and outstanding immediately prior to the effective time of the merger, was cancelled and converted into the right to receive a proportionate share of $25,000,000 of value, payable through a combination of a cash payment of $15,000,000, and the issuance of an aggregate of 3,194,888 restricted shares of Verb common stock, with a fair market value of $10,000,000.

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